UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2009

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

To the extent applicable, the disclosure provided under Item 8.01 below is incorporated by reference.

Item 8.01  Other Events.

On August 12, 2009, LECG Corporation (the “Company”) provided notice to Dr. David Teece that his employment with the Company has been terminated, in accordance with the terms of the Employment Agreement dated November 27, 2007 among the Company, LECG, LLC and Dr. Teece.  A summary of the terms of the Employment Agreement is included in the Current Report on Form 8-K filed by the Company on November 27, 2007, and the Employment Agreement has been filed as exhibit 10.42 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  Dr. Teece remains a member of the Board of Directors of the Company, until his term expires at the next Annual Meeting of Stockholders, or his earlier resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ Steven R. Fife
Steven R. Fife
Chief Financial Officer

Date: August 13, 2009